Exhibit 21

CONSOL Energy Inc.

CORPORATE DIRECTORY

As of January 31, 2008

(In alphabetical order reflecting correct capitalization)

AMVEST Coal & Rail, LLC.

AMVEST Coal Sales, Inc.

AMVEST Corporation

AMVEST Gas Resources, Inc.

AMVEST Mineral Services, Inc.

AMVEST Minerals Company, LLC.

AMVEST Oil & Gas, Inc.

AMVEST West Virginia Coal, LLC.

Braxton-Clay Land & Mineral, Inc.

Buchanan Generation, LLC

Cardinal States Gathering Company

Cargo Dockers Ltd.

Central Ohio Coal Company

CNX Funding Corporation

CNX Gas Company LLC

CNX Gas Corporation

CNX Land Resources Inc.

CNX Marine Terminals Inc. (formerly Consolidation Coal Sales Company)

Coalfield Pipeline Company

Conrhein Coal Company

CONSOL Docks Inc.

CONSOL Energy Canada Ltd.

CONSOL Energy Inc.

CONSOL Energy Sales Company (formerly CONSOL Sales Company)

CONSOL Financial Inc.

CONSOL Godefroid Europe S.A.

CONSOL of Canada Inc.

CONSOL of Central Pennsylvania LLC

CONSOL of Kentucky Inc.

CONSOL of Ohio LLC

CONSOL of WV LLC

CONSOL of Wyoming LLC

Consol Pennsylvania Coal Company LLC (formerly Consol Pennsylvania Coal Company)

Consolidation Coal Company

Eighty-Four Mining Company

Fairmont Supply Company

Fola Coal Company, LLC.

FutureGen Industrial Alliance, Inc.

Glamorgan Coal Company, LLC.

Harrison Resources, LLC

Helvetia Coal Company

Island Creek Coal Company

Keystone Coal Mining Corporation

Knox Energy, LLC.

Laurel Run Mining Company

Leatherwood, Inc.

Little Eagle Coal Company, LLC.

McElroy Coal Company

Mon River Towing, Inc.

Mon-View, LLC

MTB, Inc.

Nicholas-Clay Land & Mineral, Inc.

Peters Creek Mineral Services, Inc.

Piping and Equipment, Inc.

Reserve Coal Properties Company

Rochester & Pittsburgh Coal Company

Southern Ohio Coal Company

Southern West Virginia Energy, LLC

Southern West Virginia Resources, LLC

Supply Chain Management LLC

TEAGLE Company, LLC.

TECPART Corporation

Terra Firma Company

Terry Eagle Coal Company, LLC.

Terry Eagle Limited Partnership

Twin Rivers Towing Company

Vaughan Railroad Company

Western Allegheny Energy, LLC

Windsor Coal Company

Wolfpen Knob Development Company

Youngs Creek Mining Company, LLC